UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

HIGHWATER ETHANOL, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96

Lamberton, MN 56152

(Address of principal executive offices)

(507) 752-6160

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to the Design-Build Agreement

On September 28, 2006 we entered into a Lump Sum Design-Build Agreement with Fagen, Inc. for the design and construction of our ethanol production facility (the “Design-Build Agreement”) on our plant site located near the Lamberton, Minnesota.  On October 9, 2007 we entered into a Fourth Amendment to the Design-Build Agreement (“Amendment”).  Pursuant to the Amendment, Fagen, Inc. will accept Notice to Proceed on a later date than that set forth in the Third Amendment to the Design-Build Agreement (“Third Amendment”).  The Third Amendment stated that the design-builder must receive a valid Notice to Proceed from us by October 15, 2007 or the Design-Build Agreement may be terminated.  That date has been extended to November 15, 2007.  Excepted as expressly modified by the Amendment, all of the provisions of the Design-Build Agreement and the First, Second and Third Amendments thereto remain in full force and effect.

Item 9.01 Financial Statements and Exhibits

(a)                                  None.

(b)                                 None.

(c)                                  None.

(d)                                 Exhibit No.            Description

99.1                           Fourth Amendment to Lump Sum Design-Build Agreement between Highwater Ethanol, LLC and Fagen, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

October 12, 2007	/s/ Brian Kletscher
Date	Brian Kletscher, Chairman, President, Governor